UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Proxy Statement	[ ] Confidential For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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BINGO.COM, LTD. LTD.

(Name of Registrant as Specified In Its Charter)

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August 2, 2006

Dear Stockholder:

Fiscal 2005 was a seminal year for Bingo.com, Ltd.  We redesigned both our Website and our product offering to include bingo for cash along with free bingo to our players.  This change has been well received by all and the number of active players continues to grow at a rapid pace.  As our revenues from cash bingo increased, we gradually reduced our revenues from advertising, while retaining our profitability.  Early in fiscal 2006, we ceased offering advertising and now earn all our revenue from our cash players. We continue to offer free bingo to the thousands of players who enjoy playing for free at Bingo.com.

Our greatest challenge going forward is in expanding our business to provide a wider geographical customer base than we currently enjoy.  The United States continues to be a challenging arena for Internet gaming due to the lack of federal regulation specific to the online environment. Given the uncertainties in the United States at the moment, it is important that we be prepared to manage any untoward legislative changes that may occur.  We will commence a strong marketing campaign in the near future in the United Kingdom in preparation for the implementation of the UK Gambling Act, which legalizes and regulates Internet gambling.

Bingo.com is very pleased with the progress we have made to date, and continue to be dedicated and we continue to be dedicated to building the world's largest bingo hall and to provide our customers with the best entertainment possible. Bingo.com has many strong attributes that we intend to leverage to the utmost. We have the strongest brand and URL in the business, a dedicated and hard working staff, and a large and satisfied customer base. Our challenge is to make the most of these attributes. We believe we can and will.

I am pleased to invite you to the Annual Meeting of Stockholders (the "Annual Meeting") of Bingo.com, Ltd. The Annual Meeting will be held on Tuesday September 19th, 2006, starting at 10:30 a.m., Pacific Standard Time, at the Suite 1405, 1166 Alberni Street, Vancouver, BC, V6E 3Z3, Canada.

Important information concerning the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The business to be conducted at the Annual Meeting includes the election of our directors; ratification of the appointment of Dohan and Company, P.A., CPA's as independent auditors for the Company for the 2006 fiscal year; and consideration of any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on August 2nd, 2006, as the record date for determining those stockholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Registered stockholders can vote their shares by mailing back the accompanying proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Mailing your completed proxy card will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Our Board of Directors and members of management look forward to meeting personally those stockholders who attend the Annual Meeting.

A copy of our Annual Report on Form 10-KSB and Audited Financial Statements for the year ended December 31, 2005, is included in this mailing to all stockholders entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

/s/ "T. M. Williams"

T. M. Williams

President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given that the Annual Meeting (the "Meeting") of the stockholders of Bingo.com, Ltd. (the "Company") will be held at 10:30 a.m. (local time in Vancouver, British Columbia, Canada) on Tuesday September 19, 2006, in the Boardroom of the Bingo.com offices at 1166 Alberni St., Suite 1405, Vancouver, BC, Canada, for the following purposes:

1.   To elect members to our Board of Directors to serve for the ensuing year;

2.   To consider and vote upon a proposal to ratify the appointment of Dohan and Company, P.A., CPA.'s as independent auditors for the Company for the 2006 fiscal year.

3.   To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Accompanying this Notice is a Proxy Statement and a form of Proxy.

The enclosed Proxy is solicited by management of the Company and shareholders may amend it, if desired, by inserting in the space provided, an individual designated to act as proxy holder at the Meeting. The holders of Common Stock of the Company of record at the close of business on August 2, 2006, will be entitled to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting in person.  However, to assure your representation at the Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.  Any stockholder attending the Meeting may vote in person even if the stockholder has returned a proxy card.

DATED at Anguilla, British West Indies, this 2nd day of August 2006.

BY ORDER OF THE BOARD

/s/ "T. M. Williams"

T. M. Williams, President & CEO

BINGO.COM, LTD.

National Bank of Anguilla Corporate Building, 1st Floor

St Mary's Road, TV1 02P

The Valley, Anguilla, B.W.I.

PROXY STATEMENT

Information Concerning the Solicitation of Proxies

This Proxy Statement and the accompanying Proxy is furnished to the shareholders of BINGO.COM, LTD. (the "Company") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Tuesday September 19th, 2006, in the Boardroom of the Company's offices at 1166 Alberni St., Suite 1405, Vancouver, BC, Canada at 10:30 am. (PST), on Form 10-KSB was made available to shareholders electronically via filing on EDGAR on March 29, 2006.

The enclosed Proxy is solicited by and on behalf of the board of directors of the Company, with the cost of solicitation borne by the Company. Directors and officers of the Company may make solicitation. Solicitation may be made by use of the mails, by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners.

If the enclosed Proxy is duly executed and received in time for the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the two nominees listed in this Proxy Statement and FOR the other items listed in the Proxy, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by notice to the Company in writing, by a subsequently dated proxy, or at the Annual Meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held. Shareholders are not entitled to cumulate their votes.

This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about August 16th, 2006.

Record Date and Voting Rights

The record date for determination of shareholders who are entitled to notice of and to vote at the Annual Meeting is August 2nd, 2006.

Our authorized capital stock consists of an unlimited number of common stock without par value.

The Company is authorized to issue an unlimited number of shares of Common Stock, without par value per share (the "Common Stock"). As of August 2nd, 2006, there were 27,435,903 shares of Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote on all matters submitted for shareholder approval.

Quorum and Votes Required for Approval.

The presence at the Annual Meeting, in person or by proxy, of the holders of one third of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum entitled to conduct business at the Annual Meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares of Common Stock considered to be present at the Annual Meeting. Broker non-votes refer to shares held by brokers and other nominees or fiduciaries that are present at the Annual Meeting but not voted on a matter. Directors are elected by plurality vote of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

Interest of Insiders in Material Transactions

Bingo, Inc. is the largest single shareholder in the Company holding approximately 47% of the share capital of the Company. T. M. Williams and P. A. Crossgrove are the Nominees of Bingo, Inc.  T. M. Williams, a director and the President of the Company is a potential beneficiary of several discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. Williams were to receive all the derivative securities to which he were entitled under the trust his total ownership in the Company would be 1,689,858 directly owned shares; 150,000 options with an exercise price of $0.05, 150,000 options with an exercise price of $0.10, 300,000 options with an exercise price of $0.15, 100,000 options with an exercise price of $0.60, 25,000 options with an exercise price of $0.91 and 10,317,464 shares directly owned by Bingo, Inc.

Interest of Certain Persons in Matters to be Acted Upon

No director or senior officer of the Company or any proposed nominee of management of the Company for election as a director of the Company, nor any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting other than the election of directors, except as otherwise disclosed herein.

BUSINESS OF THE MEETING

There are two matters being presented for consideration by the shareholders at the Annual Meeting: the election of our Directors; the approval of the ratification of the appointment of Dohan and Company, P.A., CPA.'s as independent auditors for the Company for the 2006 fiscal year; and consideration of any other matter that may properly come before the meeting and any adjournment or postponement thereof.

 PROPOSAL NO. 1 - ELECTION OF DIRECTORS

General

The Company's Bylaws ("Bylaws") provide that the number of directors shall be increased or decreased from time to time by resolution of the board of directors or the shareholders. Directors are elected for a term of one year and until their successors have been elected and qualified. There are currently two directors of the Company. The Company plans to add additional member(s) to the Board of Directors at an appropriate time in the future.

Information with Respect to Nominees

The following table lists the persons nominated by the board of directors for election as directors and also lists certain information with respect to those persons.

Nominee	Age	Director Since	Principal Occupation of Director	Ownership (1)
P A. Crossgrove (4)	69	September 2001	Board of Directors,	975,000(2)	3.06%
T. M. Williams (4)	65	September 2001	Chief Executive Officer, President	12,732,323(3)	39.98%

(1) The ownership includes the beneficial ownership of securities and the beneficial ownership of securities that can be acquired within 60 days from August 2, 2006, upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days from August 2, 2006, are exercised, for the purpose of computing percentage ownership.

(2) Includes 25,000 options with an exercise price of $0.91, 100,000 options with an exercise price of $0.60 per share, 300,000 options with an exercise price of $0.15, 150,000 options with an exercise price of $0.10, and 150,000 options with an exercise price of $0.05 (which options are exercisable presently or within 60 days) and 250,000 shares held directly by Mr. Crossgrove.

(3) Includes 25,000 options with an exercise price of $0.91, 100,000 options with an exercise price of $0.60 per share, 300,000 options with an exercise price of $0.15, 150,000 options with an exercise price of $0.10, and 150,000 options with an exercise price of $0.05 (which options are exercisable presently or within 60 days) and 1,689,858 shares held directly by Mr. Williams.  Mr. Williams is the potential beneficiary of certain discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. Williams were to receive all the derivative securities to which he were potentially entitled under the trust his total ownership in the Company would be an additional 10,317,464 shares directly owned by Bingo, Inc. which would represent 39.98% of the Class.

(4) P.A. Crossgrove and T.M. Williams are the nominees of Bingo, Inc., due to Bingo, Inc. being the majority shareholder.

Background of Nominees

P A. Crossgrove c Member of the Board of Directors

Mr. Crossgrove has an extensive background in the corporate world and is on numerous boards including being a director at American Barrick Gold Corp., QLT Inc., Dundee ReIT Inc., and Philex Gold Inc. Mr. Crossgrove has also served as a senior executive and chairman of Placer Dome Ltd., one of the world's largest mining companies and Chairman of Masonite International Corp (previously Premdor Inc.). In May 2003, he was granted the Order of Canada and in 2006 the Queens Golden Jubilee Medal . Mr.  Crossgrove is very active in the community including being the Chairman of the Board for Care Canada and for Cancer Care Ontario. Mr. Crossgrove is a designee of Bingo, Inc. pursuant to Bingo, Inc. being the majority shareholder.

T.  M. Williams - Chief Executive Officer, President and Member of the Board of Directors,

Since 1984, Mr. Williams has served as a principal of Tarpen Research Corporation, a private consulting firm, and since 1993, he has been an Adjunct Professor, Sauder School of Business, at the University of British Columbia. From 1988 to 1991, he was President and Chief Executive Officer of Distinctive Software, Inc. in Vancouver, BC, and, upon the acquisition of that company by Electronic Arts Inc., North America's largest publisher of entertainment software, he became President and Chief Executive Officer of Electronic Arts (Canada) Inc., where he continued until 1993. Mr. Williams is presently the Chairman of CellStop International Limited, and on the board of directors of YM Biosciences Inc., (a biotechnology company), and several other private corporations. Mr. Williams is a designee of Bingo, Inc. pursuant to Bingo, Inc. being the majority shareholder.

Vote Required

A majority of votes by the shares of Common Stock present or represented and voting at the Annual Meeting is required to elect the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS.

EXECUTIVE COMPENSATION OF MANAGEMENT, OWNERSHIP OF CERTAIN

STOCKHOLDERS, AND CERTAIN RELATED TRANSACTIONS

The following table lists the Company's executive officers during fiscal year 2005:

Name	Positions with the Company	Age	Office Held Since
T.M. Williams	Chief Executive Officer, President, Director	65	September 2001
H. W. Bromley	Chief Financial Officer,	36	July 2002

Executive officers are appointed annually by the board of directors and serve at the pleasure of the Board. There is no family relationship between any of the Executive Officers and Directors. Memberships on the boards of other public companies are set out above under "Election of Directors - Background of Nominees" in the biographies of each of the nominee Directors, and memberships on the boards of other public companies for each of the Executive Officers who are not Directors are set out below.

Background of Executive Officers

The biography of Mr. Williams can be found under "Election of Directors - Background of Nominees".

H. W. Bromley, has served as our Chief Financial Officer since July 2002. From 2000 to 2001, Mr. Bromley was a Director and the Group Financial Officer for Agroceres & Co. Ltd. From 1995 - 1999, he was an employee of Ernst & Young working in South Africa and in the United States of America. Mr. Bromley has in addition worked for CitiBank, Unilever PLC and Gerrard. Mr. Bromley is also the Chief Financial Officer for CellStop Systems, Inc. (a security manufacturing company). Mr. Bromley is a Chartered Accountant.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's officers, directors or beneficial owners of more than ten percent of the Common Stock of the Company filed, in a timely basis, the reports required to be filed by Section 16(a) of the Exchange Act during the most recent fiscal year.

Board Committees

The Company currently does not have any committees of our Board of Directors. The full Board of Directors fulfills the role of the Audit Committee.

Board of Directors Meetings

The Company's board of directors met once in person during the last fiscal year. The Company's board of directors met regularly by telephonic conversation.  All actions were approved by unanimous consent.

Involvement in Certain Legal Proceedings

On February 18, 2005, Campney & Murphy, a Partnership, who acted for the Company, as legal counsel, prior to their dissolution on or about August 31, 2003, filed a suit in the Supreme Court of British Columbia against the Company. The suit is related to non-payment of invoices of CAD$57,556.02, plus interest, for services rendered prior to August 17, 2001.

We have taken the position that the amount claimed constitutes an amount significantly in excess of the value of the work performed. We have additionally taken the position that Campney & Murphy negligently breached its duty to the Company by failing to advise the Company as to certain corporate filings required under British Columbia law, with the result that the Company was put to unnecessary expense and damages. The Company is therefore seeking a set-off of some or all of the amount of the invoices on these bases. We are currently in negotiations with Campney & Murphy with a view to settling the litigation. There is, however, no guarantee that the settlement negotiation will be successful and, if not, we will defend the action in the Supreme Court of British Columbia.

To the best knowledge of the Executive Officers and Directors of the Company other than the legal proceeding as described above, neither the Company nor any of its Executive Officers, Directors or nominees are parties to any legal proceeding or litigation. Further, the Executive Officers and Directors know of no threatened or contemplated legal proceedings or litigation. None of the Executive Officers and Directors has been convicted of a felony or none have been convicted of any criminal offense, felony and misdemeanor relating to securities or performance in corporate office. To the best of the knowledge of the Executive Officers and Directors, no investigations of felonies, malfeasance in office or securities investigations are either pending or threatened at the present time.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and the Company's most highly compensated executive officers who served as such at the end of the last fiscal year (the "Named Executive Officers").

		Annual Compensation		Long - Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options / SARs (#) (1)
		$	$	$
T.M. Williams -	2005	$25,302 (1)	-	-	100,000
President, ChiefExecutive Officer	2004	$29,227 (1)	-	-	450,000
	2003	$21,169 (1)	-	-	150,000

(1) All of the compensation paid to the Named Executive Officer is paid to T.M. Williams (Row), Ltd. for the services of Mr. Williams.

Stock Option Plan

In September 1999, the directors of the Company adopted a non-qualified stock option plan (the "1999 Stock Option Plan").  Under the 1999 Stock Option Plan, options to purchase shares the Company's Common Stock may be granted to employees and to such other persons who are not employees as determined by the 1999 Stock Option Plan administrator (the "Administrator").  The maximum aggregate number of shares of the Company's Common Stock subject to option under the 1999 Stock Option Plan may not exceed 1,895,000. In determining the number of shares of the Company's Common Stock subject to each option granted under the 1999 Stock Option Plan, consideration is given to the present and potential contribution by such person to the success of the Company.  The exercise price is determined by the Administrator, provided that the exercise price for any covered employee (as that term is defined for the purposes of Section 162(m) (3) of the Internal Revenue Code of 1986 as amended (the "Code"), may not be less than the fair market value per share of the Common Stock at the date of grant by the Administrator.  Each option is for a term not in excess of ten years except in the case of the death of an optionee, in which case the option is exercisable for a maximum of twelve months thereafter, or in the case of an Optionee ceasing to be a participant under the 1999 Stock Option Plan for any reason other than cause or death, in which case the option is exercisable for a maximum of 30 days thereafter.  The 1999 Stock Option Plan does not provide for the granting of financial assistance, whether by way of a loan, guarantee or otherwise, by the Company in connection with any purchase of shares of Common Stock from the Company.

If a third party acquires us through the purchase of all or substantially all of our assets, a merger or other business combination, except as otherwise provided in an individual award agreement, all unexercised options will terminate unless assumed by the successor corporation.

For the year ended December 31, 2005, there were 1,100,000 options outstanding under the 1999 plan. No SARs (stock appreciation rights) were granted during this period.

2001 Stock Option Plan

In May 2001, the directors of the Company adopted the 2001 Stock Option Plan (the "2001 Stock Option Plan"). Under the 2001 Stock Option Plan, options to purchase shares the Company's Common Stock may be granted to employees of the Company and its subsidiaries, including officers, directors and certain advisors, who render services to the Company as determined by the 2001 Stock Option Plan administrator (the "Administrator") as Incentive Stock Options or as Nonstatutory Stock Options.

In determining the number of shares of the Company's Common Stock subject to each option granted under the 2001 Stock Option Plan, consideration is given to the present and potential contribution by such person to the success of the Company.

The exercise price is determined by the Administrator, provided that, to the extent required by law or regulation, the exercise price in the case of an Option granted to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company shall not be less than one hundred ten percent (110%) of the Fair Market Value (as defined in the 2001 Stock Option Plan) on the grant date.  The exercise price in the case of any Nonstatutory Stock Option, shall not be less than eighty‑five percent (85%) of the Fair Market Value on the grant date.  The exercise price in the case of any Incentive Stock Option granted to persons other than to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, shall not be less than the Fair Market Value on the grant date.

At the time of the grant of the Option, the Plan Administrator shall designate, the expiration date of the Option, provided that no Option granted under the 2001 Stock Option Plan shall have a term exceeding 10 years from the date of grant, and no Option granted to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company shall be exercisable after the expiration of five (5) years from the grant date (or less, in the discretion of the Administrator), except in the case of the death of an Optionee, in which case the option is exercisable for a maximum of twelve months thereafter, or in the case of an Optionee ceasing to be a participant under the 2001 Stock Option Plan for any reason other than cause or death, in which case the option is exercisable for a maximum of 30 days thereafter.  The 2001 Stock Option Plan does not provide for the granting of financial assistance, whether by way of a loan, guarantee or otherwise, by the Company in connection with any purchase of shares of Common Stock from the Company.

An Option will be exercisable at such times, over such term and subject to such terms and conditions as the Plan Administrator determines.  Payment of the exercise price may be made in such manner as the Plan Administrator may provide, including cash, delivery of shares of Common Stock already owned.

For the year ended December 31, 2005, there were 2,199,726 options outstanding under the 2001 plan. No SARs (stock appreciation rights) were granted during this period.

2005 Stock Option Plan

In May 2005, the directors of the Company adopted the 2005 Stock Option Plan (the "2005 Stock Option Plan"). Under the 2005 Stock Option Plan, options to purchase shares of the Company's Common Stock may be granted to employees, directors, advisors and consultants of the Corporation to encourage proprietary interest in the Corporation, to encourage such employees to remain in the employ of the Corporation or such directors, advisors and consultants to remain in the service of the Corporation, and to attract new employees, directors, advisors and consultants with outstanding qualifications.

In determining the number of shares of the Company's Common Stock subject to each option granted under the 2005 Stock Option Plan, consideration is given to the present and potential contribution by such person to the success of the Company. The aggregate number of Shares which may be issued upon exercise of Options under the 2005 Stock Option Plan at any time shall not exceed 2,000,000 Shares subject to adjustment as provided for in this Plan.

The exercise price is determined by the Administrator, provided that, to the extent required by law or regulation, the exercise price in the case of an Option granted to an Optionee shall not be less than the Fair Market Value (as defined in the 2005 Stock Option Plan) on the grant date.

At the time of the grant of the Option, the Plan Administrator shall designate, the expiration date of the Option, provided that no Option granted under the 2005 Stock Option Plan shall have a term exceeding 10 years from the date of grant.

For the year ended December 31, 2005, there were 835,000 options outstanding under the 2005 plan. During the most recently completed fiscal year, 835,000 options with an exercise price of $0.60 were granted to directors, employees and consultants under the 2005 Stock Option Plan. No SARs (stock appreciation rights) were granted during this period.

Our Board of Directors administers the 1999 Stock Option Plan, the 2001 Stock Option Plan and the 2005 Stock Option Plan (collectively, the "Stock Option Plans").  Our Board is authorized to construe and interpret the provisions of the Stock Option Plans, to select employees, Directors and consultants to whom options will be granted, to determine the terms and conditions of options and, with the consent of the grantee, to amend the terms of any outstanding options.

The following table sets forth details of all exercises of options granted under the Stock Option Plans during the financial year of the Company ended December 31, 2005, by each of the Named Executive Officers and the value as at December 31, 2005, of unexercised options granted under the Stock Option Plans on an aggregate basis:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Options at Year End Exercisable / Unexercisable	Value of Options at Year End(1)Exercisable / Unexercisable
T. M. Williams	Nil	Nil	725,000 / Nil	$681,500 / Nil
H. W. Bromley	Nil	Nil	259,500 / 340,500	$243,930 / $320,070

(1)       On December 31, 2005, the closing price of Common Stock on the OTC Bulletin Board was $0.94.  For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be in-the-money and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

Repricing of Options

During the fiscal year ended December 31, 2005, there was no repricing of options granted to any of the optionees under the Company's Stock Option Plans.

Long Term Incentive Plan Awards

The Company does not have any Long Term Incentive Plans. Directors receive no compensation for their service as such, although they do receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. The Company has no obligation or policy to grant stock options to Directors.

The Company may in the future create retirement, pension, profit sharing; insurance and medical reimbursement plans covering its Officers and Directors. At the present time, no such plans exist. No advances have been made or are contemplated by the Company to any of its Officers or Directors.

Employment Contracts and Termination of Employment and Change of Control Arrangements

As previously disclosed in the Company's filing of an 8-K on August 27, 2001, the Company entered into a management consulting agreement with T.M. Williams (Row), Ltd., an Anguilla incorporated company and Mr. Williams dated August 20, 2001, (the "Williams Agreement"), in connection with the provision of services by Mr. Williams as President and Chief Executive Officer of the Company.

The Williams Agreement was amended on February 28, 2002, such that the Company will pay to T.M. Williams (Row) Ltd. 10% of the operating profit of the Company, as defined in the amendment, to a maximum of $25,000 per month. There is no minimum monthly fee stipulated in the Williams Agreement.

As previously disclosed in the Company's filing of June 30, 2002, 10-Q on August 15, 2002, the Company entered into a management consulting agreement with Bromley Accounting Services Ltd., an England and Wales incorporated company and Mr. Bromley dated July 2, 2002, (the "Bromley Agreement"), in connection with the provision of services by Mr. Bromley as Chief Financial Officer of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 6, 2005, the outstanding Common Stock of the Company owned of record or beneficially by each Named Executive Officer and Director, and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock and the shareholdings of all Directors and Executive Officers as a group. A person is deemed the beneficial owner of securities that can be acquired by such person within 60 days from such date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days from the date are exercised. As of August 2, 2006, there were 27,435,903 shares of the Company's Common Stock issued and outstanding.

Name	Shares Owned		Percent of Shares Owned
T. M. Williams, President, Chief and Executive Officer	2,414,858	(1)	7.58%
Peter Crossgrove, Director	975,000	(2)	3.06%
H. W. Bromley, Chief Financial Officer	627,500	(3)	1.97%
Bingo, Inc.	12,896,831	(4)	40.50%
Praetorian Capital Management LLC	2,030,000	(5)	6.37%
All directors and Named Executive Officers as a group (3 individuals)	4,017,358		12.61%

Except as noted below, all shares are held beneficially and of record and each record shareholder has sole voting and investment power.

(1) Includes 25,000 options with an exercise price of $0.91 per share, 100,000 options with an exercise price of $0.60 per share, 300,000 options with an exercise price of $0.15, 150,000 options with an exercise price of $0.10, and 150,000 options with an exercise price of $0.05 (which options are exercisable presently or within 60 days) Also includes 1,689,858 shares held directly by Mr. Williams.  Mr. Williams, the Company's President and CEO and a nominee for election as a director, is the potential beneficiary of certain discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. Williams were to receive all the derivative securities to which he were potentially entitled under the trust his total ownership in the Company would be an additional 10,317,464 shares directly owned by Bingo, Inc.

(2)  Includes 25,000 options with an exercise price of $0.91 per share, 100,000 options with an exercise price of $0.60 per share,

      300,000 options with an exercise price of $0.15, 150,000 options with an exercise price of $0.10, and 150,000 options with an exercise price of $0.05 (which options are exercisable presently or within 60 days). Also includes 250,000 shares held directly by Mr. Crossgrove.

(3)  Includes 25,000 options with an exercise price of $0.91 per share, 100,000 options with an exercise price of $0.60 per share, 177,500 options with an exercise price of $0.15 and 55,000 options with an exercise price of $0.10, and 25,500 options with an exercise price of $0.05 (which options are exercisable presently or within 60 days) Also includes 244,500 shares held directly by Mr. Bromley.

(4)  Includes 12,896,831 shares held directly by Bingo, Inc. Mr. Williams, our President and CEO and a nominee for election as a director, is the potential beneficiary of certain discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. Williams were to receive all the derivative securities to which he were potentially entitled under the trust his total ownership in the Company would be an additional 10,317,464 shares directly owned by Bingo, Inc.

(5)   Includes 2,030,000 shares held directly by Praetorian Capital Management LLC.

CHANGES IN CONTROL

There were no changes in control since the last Annual General Meeting.

PROPOSAL NO. 2 - APPROVAL OF AUDITOR

Relationship with Independent Auditor

The Company has retained the firm of Dohan & Company, P.A., CPA.'s, as independent auditor of the Company for the fiscal year ending December 31, 2006.  Dohan & Company, P.A., CPA.'s have been the Company's independent auditors since their appointment on March 27, 2003.

During the Company's most recent fiscal year ending December 31, 2005, the Company had no disagreements with Dohan and Company, P.A., CPA.'s on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which disagreements, if not resolved to the satisfaction of Dohan and Company, P.A., CPA.'s would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

During the Company's most recent fiscal year ending December 31, 2005, there have been no reportable events with Dohan and Company, P.A., CPA.'s required to be disclosed by Item 304(a) (1) (v) of Regulation S-K of the SEC.

The Company does not expect a representative of Dohan and Company, P.A., CPA.'s to be present at the Annual Meeting and as such, they will not be available at the meeting to respond to questions.

Ratification of the appointment of Dohan and Company, P.A., CPA.'s as the Company's independent auditors for 2006 requires that the votes cast in favor of this matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for this matter.

Disclosure of Auditor Fees

Audit Fees: Fees paid or to be paid to Dohan and Company, P.A., CPA.'s, in connection with the audit of the Company's annual financial statements for the year ended December 31, 2005, and the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-QSB during the year ended December 31, 2005, totalled approximately $41,911 (2004 - $41,590).

Financial Information Systems Design and Implementation Fees:

The Company did not engage Dohan and Company, P.A., CPA's to provide services to the Company regarding financial information systems design and implementation during the year ended December 31, 2005.

All Other Fees:

Fees paid to Dohan and Company, P.A., CPA.'s by the Company during the year ended December 31, 2005, for tax advisory and other consultation services were approximately $2,380 in connection to the merger between Bingo.com, Inc. and its wholly-owned subsidiary Bingo.com, Ltd.

Vote Required

A majority of votes by the shares of Common Stock present or represented and voting at the Annual Meeting is required to ratify the appointment of the Independent Auditors.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DOHAN AND COMPANY, P.A., CPA.'S AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2006.

OTHER MATTERS

Transfer Agent

The Interwest Transfer Co., Inc., located at 1981 East, 4800 South, Suite 100 Salt Lake City Utah USA 84117, phone (801) 272-9294, fax (801) 277-3147 is the transfer agent for the Company's shares of Common Stock.

Stockholder Proposals

Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission and must be received by the Company at its principal executive offices by February 28, 2007, in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

Additional Information

Each shareholder has received the Company's Annual Report on Form 10-KSB containing the Company's audited financial statements for the fiscal year ended December 31, 2005, including the report of its independent chartered accountants with this proxy statement. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of the Company's 2005 Form 10-KSB as filed with the SEC under the Securities Exchange Act of 1934 (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto). Shareholders should direct any request to the Company, National Bank of Anguilla Corporate Building, 1St Floor, St Mary's Road, TV1 02P, The Valley, Anguilla, British West Indies, Attention: T. M. Williams, President.

Action on Other Matters

The board of directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

At the Annual Meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

BINGO.COM, LTD.

By Order of the Board of Directors

/s/ "T.M. Williams"

------------------------------------------

T.M. Williams

President

Anguilla, British West Indies

August 2, 2006

PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT OF BINGO.COM, LTD. (THE "COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON TUESDAY SEPTEMBER 19th, 2006, STARTING AT 10:30 A.M., PACIFIC DAYLIGHT TIME, IN THE BOARDROOM OF THE BINGO.COM, LTD. OFFICES AT 1166 ALBERNI ST., SUITE 1405, VANCOUVER, BC, CANADA AND ANY ADJOURNMENT THEREOF.

The undersigned shareholder of the Company hereby appoints T. M. Williams, a director of the Company, or failing this person, Henry Bromley, a member of management of the Company, or in the place of both of the foregoing, ______________________________ (PLEASE PRINT NAME), as proxy holder for and on behalf of the undersigned, with power of substitution, to attend, act and vote for and in the name of the undersigned at the Meeting and at every adjournment thereof, with respect to all or _______________ of the common shares of the Company registered in the name of the undersigned. Unless otherwise expressly stated herein by the undersigned, receipt of this proxy, duly executed and dated, revokes any former proxy given to attend and vote at the meeting and at any adjournment thereof. Unless the undersigned directs otherwise, the nominee is hereby instructed to vote the common shares of the Company held by the undersigned as follows:

		For	Against	Withhold

1.	(a) To elect P. A. Crossgrove as a director	[ ]	[ ]	[ ]
	(b) To elect T. M. Williams as a director	[ ]	[ ]	[ ]
2.	To appoint Dohan and Company, P.A., CPA.'s as the auditor and to authorize the directors to set the auditor's remuneration.	[ ]	[ ]	[ ]
3.	To approve transaction of other business	[ ]	[ ]	[ ]

The undersigned shareholder hereby revokes any proxy previously given to attend and vote at the Meeting.

Signature: ________________________ Date: ____________________________

(Proxy must be signed and dated)

Name: _________________________________________

(Please Print)

If someone other than the named shareholder signs this Proxy on behalf of the named shareholder, documentation acceptable to the Chairman of the Meeting must be deposited with this Proxy granting signing authority to the person signing the proxy.

To be used at the Meeting, this Proxy must be received at the offices of the Interwest Transfer Co., Inc. by mail or by fax no later than 48 hours preceding the Meeting or with the Chairman of the Meeting on the day of the Meeting prior to its commencement. The mailing address of the Interwest Transfer Co., Inc. is 1981 East 4800 South Suite 100, Salt Lake City, Utah 84117, and its fax number is (801) 277-3147.

1. If the shareholder wishes to attend the Meeting to vote on the resolutions in person, please register your attendance with the Company's scrutineers at the Meeting.

2. If the shareholder's securities are held by an intermediary (e.g. a broker) and the shareholder wishes to attend the Meeting to vote on the resolutions, please insert the shareholder's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date and return the Proxy in accordance with the instructions provided by the intermediary. Please contact the intermediary if there are any questions. At the Meeting a vote will be taken on each of the resolutions as set out on this Proxy and the shareholder's vote will be counted at that time.

3. If the shareholder cannot attend the Meeting but wishes to vote on the resolutions, the shareholder can appoint another person, who need not be a shareholder of the Company, to vote according to the shareholder's instructions. To appoint someone other than the nominees named by management, please insert your appointed proxy holder's name in the space provided, sign and date and return the

Proxy. Where no choice on a resolution is specified by the shareholder, this Proxy confers discretionary authority upon the shareholder's appointed proxy holder to vote for or against or withhold vote with respect to that resolution, provided that with respect to a resolution relating to a director nominee or auditor, the proxy holder only has the discretion to vote or not vote for such nominee.

4. If the shareholder cannot attend the Meeting but wishes to vote on the resolutions and to appoint one of the nominees named by management as proxy holder, please leave the wording appointing a nominee as shown, sign and date and return the Proxy. Where no choice is specified by a shareholder on a resolution shown on the Proxy, a nominee of management acting as proxy holder will vote the securities as if the shareholder had specified an affirmative vote.

5. The securities represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the Proxy, or matters which may properly come before the Meeting, the securities will be voted by the nominee appointed as the proxy holder, in its sole discretion, sees fit.

6. If the shareholder votes by completing and returning the Proxy, the shareholder may still attend the Meeting and vote in person should the shareholder later decide to do so. To vote in person at the Meeting, the shareholder must revoke the Proxy in writing as set forth in the Information Circular.

7. This Proxy is not valid unless it is dated and signed by the shareholder or by the shareholder's attorney duly authorized by the shareholder in writing, or, in the case of a corporation, by its duly authorized officer or attorney for the corporation. If an attorney executes the Proxy for an individual shareholder or joint shareholders or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or the attorney, as the case may be, or a notarial copy thereof, must accompany the Proxy.

8. To be valid, this Proxy, duly dated and signed, must arrive at the office of the Transfer Agent of the Company, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or delivered to the Chairman of the Meeting prior to the commencement of the Meeting.